EXHIBIT 99.1

PROFESSIONAL DIVERSITY NETWORK
AND NATIONAL ASSOCIATION OF PROFESSIONAL WOMEN ANNOUNCE DEFINITIVE MERGER AGREEMENT

NAPW shows revenues in excess of $19 million and positive cash flow

CHICAGO and NEW YORK - July 14, 2014 – Professional Diversity Network, Inc. (NASDAQ: IPDN) (“PDN”) and NAPW, Inc., the owner of National Association of Professional Women (“NAPW”), today announced a definitive merger agreement under which NAPW will become a wholly owned subsidiary of PDN.

Highlights of NAPW:
•	Cash flow positive in 2013
•	2013 revenues of $19 million
•	2012 revenues of $15 million
•	Led by Star Jones, President and National Spokesperson

The members of NAPW represent a valuable talent pipeline of professional, experienced and educated women. NAPW is a growth company and an accretive merger for PDN.

As consideration for the merger, PDN will issue 6,309,845 shares of its common stock for all of the outstanding shares of NAPW stock, will pay to the sole shareholder of NAPW, in cash, $3,450,000, and will issue to the sole shareholder of NAPW a promissory note in the principal amount of $550,000, subject to certain performance milestones. The shares issued as merger consideration will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The terms of the agreement were approved by the Board of Directors of each company, as well as the sole shareholder of NAPW and the majority stockholders of PDN.

NAPW will integrate an expansive online and off-line network of over 600,000 professional women and nearly 300 local chapters with PDN’s existing family of targeted networking sites for diverse professionals. According to the Department of Labor, over 72 million women were employed in the U.S. in 2013, which represents over 45% of the total workforce, reflecting the critical importance of the professional women’s market to our economy.

The merger represents a significant advancement in PDN’s ability to cater to professional women and provide valuable services, while accreting real value and significantly enhancing its overall growth trajectory from which investors, stakeholders and customers will all benefit.

“Networking is the key to success. It’s these valuable relationships that have the power to change professional women’s lives forever," said Star Jones, President and National Spokesperson of National Association for Professional Women. "I am extremely enthusiastic about the positive new direction NAPW is embarking on. The merger with PDN further reinforces my commitment and dedication to the women we serve at NAPW. We are now strategically aligned and positioned to provide an expanded networking platform with new opportunities for our members to connect with employers globally, with the ultimate goal of placing more women into high-level positions of influence, while positively impacting workplace diversity.”

National unemployment levels are at a pre-recession low, and for the first time in many years, employers are finding it difficult to identify and hire qualified talent, especially diverse candidates. At the same time, recently announced governmental regulations relating to OFCCP requirements have driven a convergence of effective diversity hiring and compliance with a strict regulatory environment.

Using leading edge technology to facilitate an efficient match, Professional Diversity Network is connecting diverse job seekers to leading employers who value diversity.  NAPW represents a very sizable and valuable group of highly engaged, experienced talent that is in tremendous employer demand. The combination of PDN’s existing products and services and NAPW’s membership creates a powerful talent pipeline benefiting both NAPW members and the employers using the Professional Diversity Network.

Jim Kirsch, Chairman and Chief Executive Officer of Professional Diversity Network stated, “Our core mission is the professional advancement of all diverse Americans. We are, fortunately, experiencing both an increase in demand for qualified diverse talent and a regulatory climate that now places value on hiring diverse professionals, rather than the previous ‘check the box’ efforts used to comply with employment laws, which did not actually result in diverse hires." Mr. Kirsch added, "in fact, we will provide members of NAPW with access to job opportunities and also identify employers who represent the highest and greatest potential for long-term professional success. Leveraging the depth and breadth of NAPW aligns with our position that women in the workplace are a strategic imperative.”

Mr. Kirsch continued. “We are thrilled to have the opportunity to work with Star Jones, the President of NAPW. Ms. Jones, a lawyer by profession, has been a thought leader in diversity and equal opportunity throughout her career. As a nationally recognized personality, Ms. Jones has an impressive public platform that can be used to advocate for diverse professionals. Through our merger with NAPW, we gain immediate access, credibility and relationships with an exclusive, influential group of professionals.”

“NAPW is dedicated to harnessing the power of professional networking to enhance the personal and professional quality of their members’ lives, which is central to Professional Diversity Network’s values” said Jim Kirsch, CEO of Professional Diversity Network.

Professional Diversity Network will leverage its relationships with leading employers seeking to hire diverse talent, while using its core semantic matching technology to connect NAPW members to employers in an extremely efficient manner.  The Chicago-based company’s tech platform will also be deployed to add value to NAPW’s membership networking experience, increase engagement and bolster positive professional outcomes. Furthermore, the Company will incorporate its events division, which was purchased last year, to facilitate micro-professional networking events throughout the nearly 300 NAPW chapters across the nation. These events will bring together leading local market employers with NAPW members.  The micro-networking events will also be empowered with new event management employment technology that facilitates efficient conversations with relevant members and employers.

The merger is expected to close following the satisfaction of customary closing conditions, including the receipt of a fairness opinion from PDN’s financial advisor and the SEC's clearance and mailing of PDN's Information Statement to its stockholders.  The parties currently anticipate that the closing will occur in the third quarter of 2014.

Aegis Capital Corp. is acting as exclusive financial advisor to PDN and McGuireWoods LLP is acting as legal advisor to PDN. Maxim Group LLC is acting as exclusive financial advisor to NAPW and Olshan Frome Wolosky LLP is acting as legal advisor to NAPW. Merriman Capital acted as Capital Markets Advisor to PDN.

About Professional Diversity Network
Professional Diversity Network (PDN) develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. PDN’s networking communities harness its relationship recruitment methodology to facilitate and empower professional networking within common affinities. PDN believes that those within a common affinity often are more aggressive in helping others within their respective group progress professionally. PDN operates these relationship recruitment affinity groups within the following sectors: Women, Hispanic Americans, African Americans, Asian Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Student and Graduates seeking to transition from education to career. The online platform of PDN provides employers a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program.

About NAPW
NAPW defines success as “owning your own power.” As the largest, most-recognized organization of professional women in the country, spanning virtually every industry and profession, National Association of Professional Women (NAPW) is a powerfully vibrant networking community with over 600,000 members and nearly 300 Local Chapters. NAPW members have diverse backgrounds, beliefs, perspectives and lifestyles with one common bond – their ability to succeed.

NAPW’s mission is to provide an exclusive, highly advanced networking forum to successful women executives, professionals and entrepreneurs where they can aspire, connect and achieve. By providing seminars, podcasts, webinars, speakers, and educational tools, NAPW helps to foster the critical skills needed for its members to achieve personal and career success. Through innovative resources, unique tools and progressive benefits, professional women interact, exchange ideas, advance their knowledge and empower each other.

Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast,” and other similar words. These forward-looking statements are based on the current objectives, beliefs, and expectations of PDN and NAPW, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; the risk that a closing condition to the proposed Merger may not be satisfied; synergies and other benefits from the proposed merger may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; unanticipated changes and competition in the online recruitment market and other economic, business, competitive, and regulatory factors affecting the businesses of the PDN and NAPW generally, including those set forth in the filings of PDN with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither PDN or NAPW assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Contacts:
PDN:
David Mecklenburger, CFO
312-614-0944
dmecklenburger@prodivnet.com

Capital Markets Advisor
Merriman Capital, Inc.
Douglas Rogers, Managing Director
Head of Capital Markets Advisory Group
415-248-5612
drogers@merrimanco.com

NAPW:
Chris Wesser
General Counsel
(516) 659-8560
cwesser@napw.com